UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 18, 2013

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 18, 2013, The Cheesecake Factory Incorporated (“Company”) entered into an employment agreement (“Agreement”) with David Gordon who was appointed President of the Company effective February 18, 2013. The Agreement has an initial term of one year, beginning April 1, 2013 and ending on March 31, 2014, and will be extended automatically for one additional year on each subsequent March 31st thereafter unless either of the parties gives notice not to extend at least 90 days prior to the expiration date.  Under the Agreement, we will pay Mr. Gordon an annual base salary in fiscal 2013 of $500,000, prorated in 2013 for the period commencing with his appointment. The Compensation Committee determines any future adjustments to his base salary.  The Agreement also provides that Mr. Gordon is eligible to participate in our equity and bonus plan(s) and any of our plans relating to pension, profit sharing, disability income insurance, life insurance, education, or other retirement or employee benefits that we have or may adopt for the benefit of our executive officers.

In addition, the Agreement provides for certain benefits upon termination of Mr. Gordon’s employment under certain circumstances, including in connection with a change of control of the Company, as defined in the Agreement.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

10.1    Employment Agreement between the Company and David Gordon, executed effective April 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2013	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ W. Douglas Benn
W. Douglas Benn
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement between the Company and David Gordon, executed effective April 18, 2013